Exhibit 32.1

Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Ryan Drexler and Sabina Rizvi, the Chief Executive Officer and Chief Financial Officer, respectively, of MusclePharm Corporation (the “Company”), hereby certify that based on the undersigned’s knowledge:

1. The Company’s Amendment No. 1 to the Annual Report on Form 10-K for the period ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 4, 2022	/s/ Ryan Drexler
Ryan Drexler
Chief Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)

Date: May 4, 2022	/s/ Sabina Rizvi
Sabina Rizvi
Chief Financial Officer and President
(Principal Financial Officer)